Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:	SanDisk Corporation	Micron Technology, Inc.

	Mike Wong	Sean Mahoney

	mwong@sandisk.com <mailto:mwong@sandisk.com>	smahoney@micron.com <mailto:smahoney@micron.com>

	(408) 548-0223	(208) 368-3127

SANDISK CORPORATION AND MICRON TECHNOLOGY ANNOUNCE SETTLEMENT

SUNNYVALE, CA, DEC. 23, 2002—SanDisk Corporation (NASDAQ:SNDK) and Micron Technology, Inc. (NYSE: MU) today announced they have settled and dismissed all pending litigation between the companies on mutually agreeable terms. The terms of the settlement are confidential.

SanDisk, the world’s largest supplier of flash data storage products, designs, manufactures and markets industry-standard, solid-state data, digital imaging and audio storage products using its patented, high density flash memory and controller technology. SanDisk is based in Sunnyvale, CA. SanDisk’s web site/home page address: http://www.sandisk.com.

Micron Technology is one of the world’s leading providers of advanced semiconductor solutions used in today’s leading-edge computing, consumer, networking, and communications products. Micron Technology, Inc., and its subsidiaries manufacture and market DRAMs, very fast SRAMs, Flash memory, TCAMs, CMOS image sensors, other semiconductor components and memory modules. Micron’s common stock is traded on the New York Stock Exchange (NYSE) under the MU symbol. To learn more about Micron Technology, Inc., visit its web site at www.micron.com <http://www.micron.com>.

The matters discussed in this news release contain forward looking statements that are subject to certain risks and uncertainties as described under the caption, “Factors That May Affect Future Results” in the company’s annual report on Form 10-KA and quarterly reports on Form 10-Q, filed with the Securities and Exchange Commission. The companies assume no obligation to update the information in this release.

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